EXHIBIT 99.1

January 28, 2008

Nile Therapeutics Appoints Gregory W. Schafer to Board of Directors

BERKELEY, CALIFORNIA, Jan. 28, 2008 - Nile Therapeutics, Inc. (BULLETIN BOARD: NILT.OB), a biopharmaceutical company focused on developing therapies for cardiovascular disease, today announced the appointment of Gregory W. Schafer to its board of directors and as chairman of the audit committee. Mr. Schafer is a seasoned biotechnology industry leader with 15 years of experience in biotechnology finance and operations.

“We are delighted to add Greg to our Board of Directors,” said Peter Strumph, Chief Executive Officer of Nile. “Greg has very relevant experience from both small and large biotechnology companies. As the CFO for several publicly traded Biotechnology companies, Greg has accrued experience developing and executing successful strategic plans, has first hand knowledge of capital markets and has been instrumental in building processes which are commensurate with current compliance considerations.”

Mr. Schafer, 43, serves as the Vice President and Chief Financial Officer of Onyx Pharmaceuticals, Inc. Prior to Onyx, from 2004 to 2006, Mr. Schafer served as a consultant to several private and public biotechnology companies. From 1997 to 2004, Mr. Schafer held various executive positions at Cerus Corporation, a public biotechnology company, including Vice President and Chief Financial Officer. Prior to joining Cerus, Mr. Schafer worked as a management consultant for Deloitte & Touche LLP. Mr. Schafer holds an MBA from the Anderson Graduate School of Management at UCLA and a BSE in Mechanical Engineering from the University of Pennsylvania.

“Nile is well positioned for future growth and achievement with its innovative cardiovascular product portfolio,” said Mr. Schafer. “I look forward to contributing to the Company’s success.”

About Nile Therapeutics, Inc.

Nile Therapeutics, Inc. is a clinical-stage biopharmaceutical company that develops innovative products for the treatment of cardiovascular disease and other areas of unmet medical need. Nile is initially focusing its efforts on developing its lead compound, CD-NP, a novel chimeric peptide in Phase I studies for the treatment of heart failure, and 2NTX-99, a small molecule, pre-clinical, anti-atherothrombotic agent with nitric oxide donating properties. A key component of the Company’s strategy is to acquire the global rights to additional compounds to expand its portfolio. More information on Nile can be found at www.nilethera.com.

Contact:

Daron Evans

Chief Financial Officer

Nile Therapeutics, Inc.

510-281-7700

info@nilethera.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, outlook, milestones, the success of Nile’s product development, future financial position, future financial results, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Nile cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that we make are described in greater detail in the reports we file with Securities and Exchange Commission, including the “Risk Factors” section of our Prospectus filed pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission on November 15, 2007. Nile is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.